UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2016

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

43-1792717

(I.R.S. employer identification number)

0-23325

(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

[_]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In accordance with the corporate governance policies of Guaranty Federal Bancshares, Inc. (the “Company”), Don M. Gibson, Chairman of the Board, will be retiring as a Director of the Company and Guaranty Bank (the “Bank”), after reaching the Company’s mandatory retirement age of 72 years. Mr. Gibson’s retirement will be effective at the expiration of his current term prior to the call to order of the Company’s 2016 Annual Meeting of Stockholders to be held on May 25, 2016. Mr. Gibson has served as a Director for the Company and the Bank since February 2002 and has held the position of Chairman since March 2005.

Mr. Gibson’s tenure with the Company began in January 2002 when he was elected as President and Chief Executive Officer. He served in that capacity until his retirement in February 2005. Mr. Gibson also served as President and Chief Executive Officer of the Bank from January 2002 to March 2004.

The press release announcing the retirement is attached as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number    Description

99.1	Press Release dated March 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By: /s/ Shaun A. Burke
Shaun A. Burke President and Chief Executive Officer

Date: March 30, 2016